EXHIBIT-99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

NOTICE OF GUARANTEED DELIVERY

FOR

TENDER OF SHARES OF COMMON STOCK

OF

HARMONY HOLDINGS, INC.

TO

iNTELEFILM CORPORATION

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

      This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $0.01 per share (the “Harmony Shares”) of Harmony Holdings, Inc., a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in “The Offer” in the Prospectus), or if time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent. See “The offer — Procedure for tendering” of the Prospectus.

The Exchange Agent for the Offer is:

NORWEST BANK MINNESOTA, N.A.

By Overnight, Certified or
By Mail	By Hand	Express Mail Delivery
Norwest Bank Minnesota, N.A. Attention: Michael Gaughran 161 North Concord Exchange South St. Paul, MN 55075	Norwest Bank Minnesota, N.A. Attention: Michael Gaughran 161 North Concord Exchange South St. Paul, MN 55075	Norwest Bank Minnesota, N.A. Attention: Michael Gaughran 161 North Concord Exchange South St. Paul, MN 55075

By Facsimile Transmission
Norwest Bank Minnesota, N.A. Attention: Michael Gaughran 800-468-9716 (phone) 651-450-4033 (fax)

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

      The undersigned hereby tenders to iNTELEFILM Corporation, a Minnesota corporation, upon the terms and subject to the conditions set forth in iNTELEFILM’s Prospectus dated              , 2000 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $0.01 per share (the “Harmony Shares”) of Harmony Holdings, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in “The offer — Procedure for tendering” of the Prospectus.

Number of Shares:

Certificate Nos. (if available):

Check box of Harmony Shares will be tendered by book-entry transfer:  [   ]

Account Number:

Date:	, 2000

Name(s) of Record Holder(s):

Please Print

Address(es):

Zip Code

Area Code and Tel. No.:

Signature(s)

Date:	, 2000

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Guarantee

(Not to Be Used For Signature Guarantees)

       The undersigned, a participant in the Security Transfer Agents Medallion Program, guarantees to deliver to the Exchange Agent either certificates representing the Harmony Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Harmony Shares into the Exchange Agent’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Prospectus), and any other documents required by the Letter of Transmittal, within three Nasdaq trading days (as defined in the Prospectus) after the date hereof.

      The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for Harmony Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

City, State

Zip Code

Authorized Signature

Please Print

Area Code and Tel. No.:

Dated:	, 2000

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES

SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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